UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 16, 2020

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 N. Harwood St., Suite 2200,

Dallas, TX 75201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CONE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K of CyrusOne Inc., a Maryland corporation (the “Company”), filed on February 21, 2020 to report the departure of Mr. Gary J. Wojtaszek and the appointment of Mr. Venkatesh S. Durvasula as President and Chief Executive Officer of the Company (the “Original Form 8-K”). Except as set forth herein, no other modifications have been made to the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on February 16, 2020, the Board of Directors (the “Board”) of the Company, appointed Venkatesh S. Durvasula to serve as the Company’s President and Chief Executive Officer on an interim basis while the Board undertakes a search to identify the Company’s next President and Chief Executive Officer, which will include consideration of Mr. Durvasula as well as external candidates. In connection with Mr. Durvasula’s appointment, on February 26, 2020, CyrusOne LLC, a subsidiary of the Company (the “Employer Subsidiary”), and Mr. Durvasula entered into an agreement (the “Amendment Agreement”) that (i) terminates the Transition and Separation Agreement previously entered into between Mr. Durvasula and the Employer Subsidiary (the “Transition and Separation Agreement”) and (ii) amends Mr. Durvasula’s employment agreement with the Employer Subsidiary to reflect Mr. Durvasula’s appointment as President and Chief Executive Officer on an interim basis.

The amendments to the employment agreement provide that (i) Mr. Durvasula will be paid an annual base salary of $700,000 and be eligible to receive an annual performance bonus, with a target amount equal to 175% of his base salary, and (ii) in the event Mr. Durvasula’s employment is terminated under conditions entitling him to severance, his cash severance and the treatment of his 2018 and 2019 long-term incentive awards would be no less favorable than as had been provided in the Transition and Separation Agreement and he will receive a pro rata portion of his annual bonus, based on target performance. If Mr. Durvasula is appointed President and Chief Executive Officer on a permanent basis, the Amendment Agreement provides that Mr. Durvasula and the Employer Subsidiary will in good faith negotiate a new employment agreement in respect of such appointment as soon as practicable. The foregoing summary of the Amendment Agreement is qualified in its entirety by reference to the full text of the Amendment Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Omnibus Amendment Agreement, dated as of February 26, 2020 by and between Venkatesh S. Durvasula and CyrusOne LLC.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: February 27, 2020	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary